Exhibit 99.1

For Immediate Release

OPENTV REPORTS 2005 FIRST QUARTER RESULTS

•	Revenues for the first quarter of 2005 increased by 31%, to $22.8 million from $17.4 million for the prior year period.

•	“Adjusted EBITDA” (loss), before unusual items, improved by 95%, with a loss for the quarter of $0.2 million, compared to a loss of $4.3 million for the prior year period.

San Francisco, Calif., May 10, 2005 - OpenTV (NASDAQ NMS: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended March 31, 2005.

“We are very pleased with the year-over-year revenue growth and ongoing success we’ve achieved in managing our expenses,” said OpenTV’s Chairman and Chief Executive Officer, James A. Chiddix. “We continue to see accelerated digital rollouts from network operators around the world, further extending our global software footprint. Coming off a successful National Cable show in April, we see escalating interest in the value proposition that interactivity offers operators, programmers and advertisers. With nearly 55 million OpenTV-enabled set-top boxes deployed worldwide at end of last year, as well as headend solutions and applications that we’re developing and those that we have so far deployed, we remain confident that we are well positioned to take advantage of the growing opportunities in the iTV sector.”

Key Operating Measures

	March 31, 2005	March 31, 2004	% Change
Revenues	$22.8 million	$17.4 million	31%
Adjusted EBITDA, before unusual items	$(0.2 million)	$(4.3 million)	95%
Cash, Cash Equivalents and Marketable Debt Securities	$64.0 million	$65.5 million	(2%)

	December 31, 2004	December 31, 2003	% Change
OpenTV-Enabled Set-top Boxes	54.9 million	41.9 million	31%

For the quarter ended March 31, 2005, revenue was $22.8 million, or 31% higher than the $17.4 million of revenue for the first quarter of 2004. Operating expenses for the quarter were $25.9 million, or 2% lower than the $26.3 million of operating expenses for the same period in the prior year. Net loss for the quarter was $3.3 million, or $0.03 per share, 63% lower than the $8.9 million, or $0.07 per share, loss for the first quarter of 2004.

Adjusted EBITDA, before unusual items, improved by 95% to a loss of $0.2 million for the quarter ended March 31, 2005, compared to an adjusted EBITDA loss, before unusual items, of $4.3 million for the first quarter of 2004. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. As required by applicable regulations, OpenTV has provided in the financial exhibits included with this press release a quantitative reconciliation of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure. The company has also included within this press

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release additional information regarding the derivation of adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors.

Management assesses the company’s results and financial performance on the basis of three Segments: middleware and integrated technologies; applications; and BettingCorp. The middleware and integrated technologies business has responsibility for the company’s middleware and the technologies that are customarily integrated as “extensions” of that middleware. The applications business has responsibility for the company’s applications and related technologies and products. BettingCorp has responsibility for fixed-odds and other wagering applications and the development, operation and marketing of the company’s Ultimate One platform. The Segment analysis has been prepared in accordance with Statement of Financial Accounting Standards No. 131.

Revenues in the middleware and integrated technologies Segment increased by 34% to $18.8 million for the quarter ended March 31, 2005. Revenues in the applications Segment were the same as the prior year at $3.1 million. Revenues in the BettingCorp Segment increased by 200% to $0.9 million for the quarter ended March 31, 2005.

In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure. The company defines “contribution margin,” for these purposes, as adjusted EBITDA, before unusual items and unallocated corporate overhead (corporate overhead includes certain functions, such as executive management, accounting, administration, legal, tax, treasury and information technology infrastructure, that support but are not specifically attributable to the company’s operating segments expense). Management believes that Segment contribution margin is a helpful measure in evaluating operational performance for the company.

Contribution margin for the middleware and integrated technologies Segment increased by 67% to $9.2 million for the quarter ended March 31, 2005. As a result of increased expenses, contribution loss for the applications Segment and BettingCorp. Segment increased by $0.4 million (to $2.0 million) and $0.2 million (to $1.4 million), respectively, for the quarter ended March 31, 2005.

Because these Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance.

As of March 31, 2005, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $64.0 million compared to $63.0 million as of December 31, 2004.

During the quarter, the company announced that: FOXTEL had launched the first-ever personal video recorder service in Australia using OpenTV PVR technology in its digital set-top boxes leveraging OpenTV’s middleware; Playboy had signed a multi-year agreement to jointly develop, integrate and launch digital interactive software applications for deployment on Playboy’s worldwide suite of television programming networks; Comcast Spotlight had signed a multi-year licensing agreement to extend the deployment of OpenTV AdVision to additional Comcast cable systems; and EchoStar launched the nation’s first interactive television shopping channel, The Sharper Image, and a highly successful end-to-end interactive advertising campaign for the new Mercedes-Benz 2006 M-Class using OpenTV technologies.

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Management initiated certain remediation efforts with respect to its internal control over financial reporting in the first quarter of 2005. Management has not identified any material weaknesses in its internal control over financial reporting, except for those identified in its Annual Report on Form 10-K for the year ended December 31, 2004. For a complete discussion of management’s remediation efforts and most recent assessment, investors are referred to the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. Neither Adjusted EBITDA before unusual items nor contribution margin take into account the substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.

While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s first quarter financial results. The details of the call are as follows:

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Date and time:	Tuesday, May 10, 2005 at 2:00 PM PDT
Dial-in number:	US: 800.901.5248
International: 617.786.4512
Passcode: 13137805
Playback number:	US: 888.286.8010
International: 617.801.6888
Passcode: 42646835

The conference call playback will be available through Wednesday, May 11, 2005 . The call playback will be available on the Investor Relations section of the OpenTV website at www.opentv.com.

About OpenTV
OpenTV is one of the world’s leading interactive television companies. Deployed in over 54 million digital set-top-boxes in 96 countries, the company’s software enables a wide array of functionality, including enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com

# # #

Contact:
Marc McCarthy
OpenTV, Corp.
Tel: 415-962-5484
Investorrelations@opentv.com

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OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (In
thousands, except share amounts)

	March 31,	December 31,
	2005	2004*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,790	$35,660
Short-term marketable debt securities	3,960	1,986
Accounts receivable, net of allowance for doubtful accounts of $564 and $559 at March 31, 2005 and December 31, 2004, respectively	16,192	17,797
Prepaid expenses and other current assets	3,025	3,073

Total current assets	59,967	58,516
Long-term marketable debt securities	23,275	25,374
Property and equipment, net	6,182	6,858
Goodwill	70,492	70,466
Intangible assets, net	23,827	25,108
Other assets	6,045	6,089

Total assets	$189,788	$192,411

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,880	$3,870
Accrued liabilities	20,963	23,916
Accrued restructuring	1,208	1,394
Due to Liberty Media	190	388
Current portion of deferred revenue	11,668	10,520

Total current liabilities	37,909	40,088
Deferred revenue, less current portion	6,343	6,563

Total liabilities	44,252	46,651
Commitments and contingencies
Minority interest	525	585
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 92,762,503 and 91,552,293 shares issued and outstanding, including treasury shares, at March 31, 2005 and December 31, 2004, respectively	2,217,168	2,213,951
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	470,522	470,453
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(8)	(10)
Accumulated other comprehensive income	355	523
Accumulated deficit	(2,578,941)	(2,575,657)

Total shareholders’ equity	145,011	145,175

Total liabilities, minority interest and shareholders’ equity	$189,788	$192,411

* The consolidated balance sheet at December 31, 2004 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

Investors are referred to the company’s Annual Report on Form 10-K for the year ended December 31, 2004 for complete details.

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OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In
thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues:
Royalties	$14,878	$9,105
Services, support and other	3,562	4,105
Fees and revenue shares	3,663	3,190
License fees and programming	726	998

Total revenues	22,829	17,398
Operating expenses:
Cost of revenues	8,819	10,248
Research and development	8,736	7,139
Sales and marketing	3,258	3,449
General and administrative	4,211	4,228
Restructuring and impairment costs	485	—
Amortization of intangible assets	397	1,207

Total operating expenses	25,906	26,271

Loss from operations	(3,077)	(8,873)
Interest income	320	218
Other expense, net	(62)	(42)
Minority interest	60	61

Loss before income taxes	(2,759)	(8,636)
Income tax expense	(525)	(301)

Net loss	$(3,284)	$(8,937)

Net loss per share, basic and diluted	$(0.03)	$(0.07)

Shares used in per share calculation, basic and diluted	122,501,915	120,004,281

Investors are referred to the company’s Annual Report on Form 10-K for the year ended December 31, 2004 for complete details.

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows provided from (used in) operating activities:
Net loss	$(3,284)	$(8,937)
Adjustments to reconcile net loss to net cash provided from (used in) operating activities:
Depreciation and amortization of property and equipment	1,115	1,698
Amortization of intangible assets	1,281	2,846
Amortization of share-based compensation	2	9
Non-cash employee compensation	70	467
Provision for (reduction of) doubtful accounts	—	(253)
Non-cash impairment costs	602	—
Minority interest	(60)	(61)
Changes in operating assets and liabilities:
Accounts receivable	1,605	338
Prepaid expenses and other current assets	48	1,026
Other assets	44	3
Accounts payable	10	(3,177)
Accrued liabilities	227	(819)
Accrued restructuring	(186)	(1,785)
Due to Liberty Media	(198)	131
Deferred revenue	928	(231)

Net cash provided from (used in) operating activities	2,204	(8,745)
Cash flows provided from (used in) investing activities:
Purchase of property and equipment	(778)	(261)
Proceeds from sale of marketable debt securities	6,068	3,494
Purchase of marketable debt securities	(5,975)	(22)
Private equity investments	(300)	—

Net cash provided from (used in) investing activities	(985)	3,211
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	10	949

Net cash provided from financing activities	10	949
Effect of exchange rate changes on cash and cash equivalents	(99)	20

Net increase (decrease) in cash and cash equivalents	1,130	(4,565)
Cash and cash equivalents, beginning of period	35,660	47,747

Cash and cash equivalents, end of period	$36,790	$43,182

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OPENTV CORP SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues:
Middleware and Integrated Technologies	$18.8	$14.0
Applications	3.1	3.1
BettingCorp	0.9	0.3

Total Revenue	22.8	17.4

Contribution Margin:
Middleware and Integrated Technologies	9.2	5.5
Applications	(2.0)	(1.6)
BettingCorp	(1.4)	(1.2)

Total Contribution Margin	5.8	2.7
Unallocated corporate overhead	(6.0)	(7.0)

Adjusted EBITDA before unusual items	(0.2)	(4.3)
Restructuring costs	(0.5)	—

Adjusted EBITDA	(0.7)	(4.3)
Depreciation and amortization	(1.1)	(1.7)
Amortization of intangible assets	(1.3)	(2.8)
Interest income	0.3	0.2
Other expense	(0.1)	(0.1)
Minority interest	0.1	0.1

Loss before income taxes	(2.8)	(8.6)
Income tax expense	(0.5)	(0.3)

Net loss	$(3.3)	$(8.9)

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